Startech Environmental Signs Two Plasma Converter Contracts for Over 40 Million Dollars

Manufacturing to Start in August for Shipment in 2006

WILTON, Conn., June 29 /PRNewswire-FirstCall/ -- Startech Environmental Corporation (OTC Bulletin Bored: STHK), a fully reporting company, announced today that it has signed two contracts for multiple Plasma Converter Systems(TM) with Ercole Marelli HiTech srl of Milan, Italy, for more than $40 million with payments from Ercole Marelli to begin by July 29, 2005.

Ercole Marelli HiTech is the Company's exclusive distributor for Italy.


Giuseppe Fazio, president and CEO of Ercole Marelli, said, "The market for these Systems is enormous. This sale is just the beginning of our sales of Startech Plasma Converters. We are receiving an outstanding reception, across the board, from our potential customers with many contracts in various stages of development for installations ranging from 10 tons- per-day to as much as 300 tons-per-day in diverse industrial and municipal applications.


In addition, we are developing contracts that focus on the use of the hydrogen derived from Startech's PCG (Plasma Converted Gas)(TM), and also on contracts that use the rich PCG to produce electricity for Green Power generation. The production of power from PCG synthesis gas is of great interest to regional and national governments of cities, towns and regional districts, as well as from private industry throughout Italy.


About Ercole Marelli


Ercole Marelli HiTech is a partner of Ercole Marelli Power SpA, an eminent engineering and manufacturing company located in Milan, Italy. It is a major manufacturer of some the world's largest turbines, generators and electric power equipment. Its well-equipped, modern factories encompass more than 180,000 square feet of engineering and manufacturing facilities.


For more information, please visit http://www.ercolemarelli.com or contact Giuseppe Fazio at either gfazio@ercolemarelli.com or + 39-02-2430-3945 extension 128, or +39-335-811-7238


About Startech Environmental Corp.


Startech is a Waste Industry company engaged in the production and sale of its innovative, proprietary plasma processing equipment known as the Plasma Converter System. The Plasma Converter System safely and economically destroys wastes, no matter how hazardous or lethal, and turns them into useful and valuable products. In doing so, the System protects the environment and helps to improve the public health and safety. The System achieves closed-loop elemental recycling to safely and irreversibly destroy Municipal Solid Waste, organics and inorganics, solids, liquids and gases, hazardous and non-hazardous waste, industrial by-products and also items such as "e-waste," medical waste, chemical industry waste and other specialty wastes while converting them into useful commodity products that can include metals, surplus energy and also hydrogen for use and for sale.


Startech regards all wastes as valuable renewable resources. Plasma Converters process, as feed stocks, materials previously regarded as wastes.


For further information, please visit http://www.startech.net or contact Steve Landa at (888) 807-9443, (203) 762-2499 x148 or sales@startech.net.


Safe Harbor for Forward-Looking Statements


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This press release contains forward-looking statements, including statements regarding the Company's plans and expectations regarding the development and commercialization of its Plasma Converter(TM) technology. All forward-looking statements are subject to risk and uncertainties that could cause actual results to differ materially from those projected. Factors that could cause such a difference include, without limitation, failure of the customer to obtain appropriate financing for the project, general risks associated with product development, manufacturing, rapid technological change and competition as well as other risks set forth in the Company's filings with the Securities and Exchange Commission. The forward-looking statements contained herein speak only as of the date of this press release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statement to reflect any change in the Company's expectations or any change in events, conditions or circumstances on which any such statement is based.


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Source: Startech Environmental Corporation